                                                                       Exhibit 1

May 8, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated May 8, 2000, of Ionic Fuel Technology, Inc. and are in agreement with the statements contained therein.

                                          /s/ Ernst & Young LLP


Stamford, Connecticut